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                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                   ____________________________

                          FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                 CROWN CORK & SEAL COMPANY, INC.
     (Exact name of registrant as specified in its charter)

              Pennsylvania                                23-1526444
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

   9300 Ashton Road, Philadelphia, Pennsylvania        19136
        (Address of principal executive offices)     (Zip Code)


If this Form relates to the             If this Form relates to the
registration of a class debt            registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check        of a concurrent registration
the following box.                      statement under the Securities
                                        Act of 1933 pursuant to General
                                        Instruction Act(c)(1) please check
                                        the following box.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                     Name of Each Exchange on Which
to be so Registered                     Each Class is to be Registered

4.5% Convertible Preferred Stock,          New York Stock Exchange
par value $41.8875 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                         None

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Item 1.   Description of Securities to be Registered

          A description of the Registrant's 4.5% Convertible Preferred
Stock, par value $41.8875 per share, is set forth in the Prospectus constituting a part of Registrant's Amendment No. 1 to Registration Statement on Form S-4 (No. 33-64167) filed with the Securities and Exchange Commission (the "Commission") on November 14, 1995, as such Prospectus is supplemented by the Prospectus Supplement filed with the Commission pursuant to Rule 424(b) on January 3, 1996, which description is incorporated herein by reference.

Item 2.   Exhibits

Exhibit Number Description of Exhibit

    3.1       Amended and Restated Articles of Incorporation
                   of Registrant.

    3.2       Resolution fixing the terms of Registrant's 4.5%
                   Convertible Preferred Stock.

    3.3       Bylaws of Registrant, as amended.

    4         Specimen certificate for shares of Registrant's 4.5%
                   Convertible Preferred Stock.


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                             SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 20, 1996

                             CROWN CORK & SEAL COMPANY, INC.


                             By:   /s/  Alan W. Rutherford
                                  Alan W. Rutherford
                                  Executive Vice President
                                  and Chief Financial Officer

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                        Index to Exhibits

Exhibit Number        Description of Exhibit                    Page No.

    3.1       Amended and Restated Articles of Incorporation
                   of Registrant.                                   5

    3.2       Resolution fixing the terms of Registrant's 4.5%
                   Convertible Preferred Stock.                    11

    3.3       Bylaws of Registrant, as amended.                    29

    4         Specimen certificate for shares of Registrant's 4.5%
                   Convertible Preferred Stock.                    42

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